Exhibit 99.1

Atlas Acquisition Holdings Corp. Sets Date

for Special Meetings of Stockholders and Warrantholders Regarding

Proposed Business Combination with Select Staffing

HOBE SOUND, Fla. — January 26, 2010 — Atlas Acquisition Holdings Corp. (“Atlas”) (NYSE AMEX:AXG) (NYSE AMEX:AXG.U) (NYSE AMEX:AXG.WT) today announced that it will hold a special meeting of stockholders to approve, among other proposals, a business combination with Koosharem Corporation, a California corporation doing business as Select Staffing, and a special meeting of warrantholders to approve, among other things, the conversion of all of its outstanding warrants into 1,677,000 shares of its common stock. The special meeting of warrantholders will be held at 10:00 a.m., Eastern time, and the special meeting of stockholders will be held at 10:30 a.m., Eastern time, both on February 12, 2010, at the offices of Greenberg Traurig, LLP, Atlas’ counsel, at The MetLife Building, 200 Park Avenue, New York, New York 10166. Atlas stockholders and warrantholders of record as of the close of business on January 15, 2010 are being furnished with notice of and voting materials relating to the special meetings.

In addition, Atlas announced today that the parties to the proposed business combination received notice from the Federal Trade Commission’s Premerger Notification Office on January 26, 2010 that their request for early termination of the Hart-Scott-Rodino waiting period was granted, effective immediately.

About Atlas Acquisition Holdings Corp.

Atlas is a special purpose acquisition company formed in 2007 by James N. Hauslein, Chairman and Chief Executive Officer, and Gaurav V. Burman, President, for the purpose of effecting a business combination. On January 30, 2008, Atlas completed its initial public offering of 20,000,000 units for an offering price of $10.00 per unit, or an aggregate of $200,000,000. Each unit consists of one share of common stock, par value $.001, and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.00 commencing on the consummation of a business combination.

About Select Staffing

Select Staffing is a leading provider of temporary staffing services in the United States. Through a network of company-owned and franchise agent offices, Select Staffing offers a wide range of temporary staffing solutions for over 200 job classifications across a range of service categories. Select Staffing provides its services in 45 states through 355 offices, of which 202 are company-owned and 153 are franchise agent offices. Select Staffing has rapidly expanded its revenue and U.S. market share during the past several years through numerous acquisitions and the efforts of its strong national, regional, and local sales teams. Select Staffing’s revenues have grown during the last four years at a compounded annual rate of nearly 36%, from $411 million in 2004 to over $1.4 billion in 2008.

Additional Information and Where to Find It

In connection with the special meeting of stockholders and special meeting of warrantholders, Atlas has filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement on January 26, 2010. On January 27, 2010, Atlas will mail the definitive proxy statement to its stockholders and warrantholders of record on January 15, 2010. You may obtain copies of all documents filed by Atlas with the SEC, free of charge, at the SEC’s website (www.sec.gov).

Atlas and its directors and officers may be soliciting proxies from Atlas stockholders and warrantholders in favor of the proposals. Information regarding the persons who, under the rules of the SEC, are participants in the solicitation of Atlas stockholders and warrantholders in connection with the proposals are set forth in the definitive proxy statement filed with the SEC. You can find more information about Atlas in its filings with the SEC.

This press release is not a proxy statement or a solicitation of proxies from Atlas stockholders and warrantholders. Any solicitation of proxies will be made only pursuant to a definitive proxy statement to be mailed to Atlas stockholders and warrantholders who held Atlas stock or warrants, as applicable, as of the record date. Atlas urges its stockholders and warrantholders to read the definitive proxy statement and appendices thereto, because they contain important information about Atlas and the proposals to be presented at the special meetings of stockholders and warrantholders.

Contact:

The Blueshirt Group for Atlas Acquisition Holdings

Erica Abrams, 415-217-5864

erica@blueshirtgroup.com

Lisa Laukkanen, 415-217-4967

lisa@blueshirtgroup.com